AGREEMENT

      THIS AGREEMENT is made and entered into as of the 15th day of February, 2000 by and between TTR Technologies, Inc., a Delaware corporation (hereafter "TTR" or the "Company") and Mantle International Investment Ltd. ( hereafter the "Mantle").

                               W I T N E S S E T H

      WHEREAS, the Company is in the business developing and marketing various software products and components;

      WHEREAS, Mantle represents that it is able to locate potential investors in the Company who will invest an amount not less than $7,500,000 in gross proceeds to the Company ("Investment");

      WHEREAS, the Company desires remunerate the Mantle in the event that the Investment takes place;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the parties, it is hereby agreed:

1. Compensation The Company hereby issues to Mantle the a warrant to purchase up to 200,000 shares of common stock of the Company at an exercise price per share of $2.75, all on the terms and conditions set forth in the Warrant attached hereto as Exhibit A (the "Warrant"). The Warrant shall become exercisable upon the closing of the Investment in the Company.

2. Proprietary Information;

      2.1 The term "Information" means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Mantle prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Mantle or similar agreements by other Company Mantles or employees (c) shall have been received by the Mantle from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Mantle.

      2.2 The Mantle agrees to hold in trust and confidence all Information disclosed to it and further confirms that it did exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for its work with the Company.

      2.3 The Mantle acknowledges and agrees that the Information furnished by the Company to it is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

3. Registration

      The Company has agreed to include the shares issuable upon the exercise of the Warrant (the "Warrant Shares") in any registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a public offering of Common Stock, provided that the managing underwriter in the public offering consents to such inclusion and subject to any terms or conditions, including lock-ups, that such underwriter may place on the Securities. There can be no assurance that a public offering will be undertaken or consummated.

3. General Provisions

      3.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall not be amended, modified or varied by any oral agreement or representation or otherwise other than by a written instrument executed by both parties or their duly authorized representatives.

      3.2 The terms and conditions of this Agreement supersede those of all previous agreements and arrangements, either written or oral between the Company and Mantle relating to the subject thereof.

      3.3 Mantle acknowledges and agrees that he is an independent contractor, is not the agent of the Company and has no authority in such capacity to bind or commit the Company by or to any contract or otherwise. Mantle is not, expressly or by implication, an employee of the Company for any purpose whatsoever.

      3.4 This Agreement shall be interpreted, construed and governed in accordance with the law of the State of New York.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TTR Technologies, Inc.        Mantle International Investment Ltd.


/s/ Marc D. Tokayer           /s/  Benjamin Bloch
---------------------         ------------------------------------
                              President

                                    Exhibit A

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REPRESENTATIONS AND AGREEMENTS MADE TO THE RECORD HOLDER HEREOF SET FORTH IN THIS WARRANT.

                          COMMON STOCK PURCHASE WARRANT

                                   in favor of

                      MANTLE INTERNATIONAL INVESTMENT LTD.

                                          DATE:

WARRANT NO. __                            200,000 Shares of Common
                                          Stock of TTR Technologies, Inc.

      FOR VALUE RECEIVED, TTR TECHNOLOGIES INC., a Delaware company (the "Company"), hereby grants to MANTLE INTERNATIONAL INVESTMENT LTD. (the "Holder"), the right to purchase, subject to the terms and conditions hereof, 200,000 fully paid and non-assessable shares of Common Stock of the Company, par value $0.001, (the "Shares"). The purchase price for each Share purchased pursuant to this Warrant shall be equal to $2.75, subject to the terms hereof. Hereinafter, (i) such Shares, together with any other equity security which may be issued by the Company in substitution therefor, are referred to as the "Shares"; (ii) the shares purchasable hereunder are referred to as the "Warrant Shares"; (iii) and the price payable hereunder for each of the Warrant Shares, as adjusted in the manner set froth hereinafter, is referred to as the "Per Share Warrant Price"; and (iv) this warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants". The Per Share Warrant Price and the number of Warrant Shares are subject to adjustment as hereinafter provided.

1. Warrant Period; Exercise of Warrant

1.1 This Warrant may be exercised in whole or in part at any time commencing 9:00 a.m., New York City time, on the date set forth above through January 31, 2001 (the "Warrant Period") by the surrender of this Warrant (with a duly executed exercise form in the form attached at the end hereof as Exhibit A) at the principal office of the Company, together with the proper payment of the Per Share Warrant Price times the number of Warrant Shares, subject to the closing of the Investment. As used herein, the term "Investment" shall mean the closing of a private investment in the Company with gross proceeds equal to or exceeding $7,500,000.

1.2 Upon surrender of this warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered to Warrant holder, a certificate or certificates for the number of Warrant Shares being purchased, and such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of the such Shares as of the close of business on the date of the surrender of the Warrant and payment of the Per Share Warrant Price. If this warrant should be exercised in part only, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Shares purchasable hereunder.

1.3 Any stamp tax attributable to the issuance of the Shares shall be borne solely by Holder.

2. Representations and Warranties

2.1 The Holder (i) represents, warrants, covenants and agrees that the Warrant and the underlying Warrant Shares are being acquired by the Holder for the Holder's own account, for investment purposes only, and not with a view to or for sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part of the Warrant or the underlying Warrant Shares thereof; (ii) understands (x) that if it should thereafter decide to dispose of such Warrant or Warrant Shares (which it does not contemplate at such time) it may do so only in compliance with the Securities Act, (y) this Warrant and the Warrant Shares are not registered under the Securities Act nor does the Company have any obligation to register this Warrant and the Warrant Shares (except as provided in paragraph 3 below) and (z) that it is unlikely that Rule 144 adopted by the Securities and Exchange Commission will be applicable to permit sales of this Warrant and the Warrant Shares in reliance thereon; and (iii) acknowledges that, as of the date hereof, it has been given a full opportunity to ask questions of and to receive answers from the Company concerning this Warrant and the Warrant Shares and the business of the Company and to obtain such information as it desired in order to evaluate the acquisition of this Warrant and the Warrant Shares, and all questions have been answered to its full satisfaction.

3. Reservation of Shares.

      The Company has reserved, and shall at all times so long as any Warrant remains outstanding, keep reserved, out of its authorized and unissued capital stock, such number of shares of Common Stock, par value $0.001, as shall be subject to purchase under the Warrant.

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the

Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Stock Dividends, Reclassifications, Reorganization, Anti-Dilution Provisions, Etc.

6.1 In case prior to the expiration of this Warrant by exercise or by its terms the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares purchasable at that time shall be proportionately increased; and, conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercise Price per share of the Warrant Shares purchasable pursuant to this Warrant shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon conversion thereof.

6.2 In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or the continuing corporation) or in the case of any sale or conveyance to another corporation or other entity of the property, assets or business of the Company as an entirety or substantially as an entirety, in any such case, the Company or such successor or purchasing corporation or entity, as the case may be, shall (i) execute with the Holder an agreement that the Holder shall have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares and/or other securities or other property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action, (ii) make effective provision in its certificate of its incorporation or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled to upon exercise of this Warrant.

6.3 In case of any reclassification or change of the Warrant Shares issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specific par value, or as a result of a subdivision or combination, including any change in the shares into two or more classes or series of shares), or in the case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the

Shares (other than a change in the par value, or from no par value to a specific par value or, as a result of a subdivision or combination, including any change in the shares into two or more classes or series of shares), Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger.

6.4 Upon the occurrence of each event requiring an adjustment of the Exercise Price and the number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provision of this Section 6, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 6 and shall prepare a certificate setting forth such adjusted Exercise Price and the adjusted number of Warrant Shares and showing in reasonable detail the facts upon which such determination is made. The Company shall mail to the holder of this Warrant a copy of such Certificate, and thereafter said certificate shall be conclusive and shall be binding upon such holder unless contested by such holder in a written notice furnished to the Company within 15 days of the receipt thereof setting forth in reasonable detail the basis of such contention.

6.5 In case:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution in respect of the Common Stock (including cash), pursuant to without limitation, any spin-off, split-off or distribution of the Company's assets; or

(b) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

(c) of any classification, reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in any such case, the Company shall mail to the Holder, at least twenty (20) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend or distribution of rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend on distribution of rights, or shall be entitled to exchange their shares of Common stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be. The failure to give such notice shall not affect the validity of any such proceeding or transaction and shall not affect the right of the holder of this Warrant to participate in said dividend, distribution of rights, or any such exchange and acquire the kind and amount of cash, securities or other property as the Holder would have been entitled to acquire if it was the record holder of the Warrant Shares which could be obtained upon the exercise of the Warrants immediately before such proceeding or transaction; provided that the Holder exercises the Warrants within 30 days after discovery that such action or proceeding has taken place.

6.6 In case the Company at any time while this Warrant shall remain unexpired and unexercised, shall dissolve, liquidate, or wind up its affairs, the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

7. Limited Transfer

7.1 The Company may treat the registered holder of record as the holder for all purposes.

7.2 In no event shall the Company be obligated to effect any transfer of Warrants or Warrant Shares unless a registration statement is in effect with respect thereto under applicable state and Federal securities laws or unless the Company shall have received an opinion in substance reasonably satisfactory to it from counsel that such registration is not required. Unless registered, the Warrant Shares issued upon exercise of the Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, ASAMENDED, PURSUANT TO A REGISTRATION STATEMENT. ACCORDINGLY, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

8. Registration Rights

      The Holder understands that the Company is in the process of filing with the Securities and Exchange Commission a registration statement under the Securities Act relating to certain Company securities held by certain Company shareholders or the holders of certain rights in Company securities, (the "Registration Statement"). That Registration Statement is being filed pursuant to the terms of a investment agreement between the Company and certain parties. The Company agrees to include the

Warrant Shares in the Registration Statement subject to the Holder executing any lock up which all other selling shareholders shall be required to execute.

9. Representations and Warranties of the Company.

The Company represents and warrants to the holder as follows:

9.1 The Company is duly organized and, as of the date of the original issuance hereof, validly existing and in good standing under the laws of the State of Delaware.

9.2 The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuing Warrant Shares upon the exercise of this Warrant, such shares as may be issuable upon the exercise hereof.

9.3 The Warrant Shares, when issued and paid for in accordance with the terms of this Warrant, will be fully paid and not assessable.

9.4 This Warrant has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or the bylaws of the Company.

10. Notices

Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when delivered personally or, if mailed, three days after the date of deposit, to each party at its address designated in writing by it to the other party.

11. Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws provisions.

      IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed as of the date first written above.

                                          TTR TECHNOLOGIES INC.


                                          By:________________
                                             Marc. D. Tokayer

                              ELECTION TO PURCHASE

TTR Technologies, Inc.
[address]

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder the full amount of shares represented thereby, and requests that certificates representing such shares be issued in the name of :

--------------------------------------------------------------------------------

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please print name, address and other pertinent information)

                                    Sincerely,